UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 15, 2021

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 par value	RCMT	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers

On January 13, 2021, the Board of Directors (the “Board”) of RCM Technologies, Inc. (the “Company”) approved an amendment to the RCM Technologies, Inc. 2014 Omnibus Equity Compensation Plan (the “Plan”), effective upon such approval, to reflect changes in the minimum vesting period for grants of stock awards and stock units under the Plan.  Such amendment is attached as Exhibit 99.1 hereto, and is incorporated by reference herein.

Also on January 13, 2021, the Compensation Committee of the Board approved an increase to the annual base salary of Bradley S. Vizi, the Company’s Executive Chairman and President, from $250,000 to $375,000.  On January 15, 2021, the Committee granted to Mr. Vizi 125,000 shares of the Company’s Common Stock, par value $0.05 per share (the “Common Stock”) as incentive compensation for 2020.  In light of the pandemic, no annual incentive plan had been established for 2020 as had typically been the case in prior years.

Item 7.01          Regulation FD Disclosure

Also on January 13, 2021, the Board authorized a program to repurchase shares of the Common Stock constituting, in the aggregate, up to an amount not to exceed $7.5 million, consistent with the maximum limitation set forth by the Company’s revolving line of credit.  The program is designed to provide the Company with enhanced flexibility over the long term to optimize its capital structure.  Shares of the Common Stock may be repurchased in the open market or through negotiated transactions.  The program may be terminated or suspended at any time at the discretion of the Company.  The Company may in the future enter into a Rule 10b5-1 trading plan to effect a portion of the authorized purchases, if criteria set forth in the plan are met. Such a plan would enable the Company to repurchase its shares during periods outside of its normal trading windows, when the Company typically would not be active in the market.

The time of purchases and the exact number of shares to be purchased will depend on market conditions.  The repurchase program does not include specific price targets or timetables and may be suspended or terminated at any time.  The Company intends to finance the purchases using available working capital and capacity from the Company’s revolving line of credit.

Item 9.01.          Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number
99.1	Amendment to RCM Technologies, Inc. 2014 Omnibus Equity Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: January 15, 2021

Exhibit 99.1

AMENDMENT
TO THE
RCM TECHNOLOGIES, INC.
2014 OMNIBUS EQUITY COMPENSATION PLAN
WHEREAS, RCM Technologies, Inc. (the “Company”) maintains the RCM Technologies, Inc. 2014 Omnibus Equity Compensation Plan, as amended (the “Plan”) for the benefit of its and its subsidiaries eligible employees, directors and consultants;
WHEREAS, the Company desires to amend the Plan to reflect changes in the minimum vesting period for grants of stock awards and stock units under the Plan; and
WHEREAS, pursuant to Section 19(a) of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan at any time.
NOW, THEREFORE, in accordance with the foregoing, effective upon approval by the Board, the Plan is hereby amended as follows:

1. Section 9(b) of the Plan is hereby amended in its entirety to read as follows:

“(b) Terms of Stock Units.   The Committee may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units. ~~The vesting period for any Stock Unit that is based solely upon a continuing employment or service relationship with the Company shall be a minimum of one year from the Date of Grant, and the vesting period for any Stock Unit that is based upon performance criteria shall be based upon performance over a minimum period of one year.~~ Notwithstanding the foregoing, the Committee may determine to accelerate the vesting of any or all outstanding Stock Units at any time for any reason.”
2.	Section 10(f) of the Plan is hereby amended in its entirety to read as follows:
“(f)     Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. ~~The Restriction Period for any Stock Award that is based solely upon a continuing employment or service relationship with the Company shall be a minimum of one year from the Date of Grant, and the Restriction Period for any Stock Award that is based upon performance criteria shall be based upon performance over a minimum period of one year.~~ Notwithstanding the foregoing, the Committee may determine to accelerate the vesting and lapse of any Restriction Period of any or all outstanding Stock Awards at any time for any reason.”
3. As thus amended, the Plan, including this Amendment thereto, hereby constitute the Plan.

IN WITNESS WHEREOF, to record the adoption of this Amendment to the Plan, the Board has caused the execution of this instrument on this _____ day of January, 2021.

RCM TECHNOLOGIES, INC.

By:  /s/
Name:
Title: